Exhibit 3.1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OPHTHOTECH CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Ophthotech Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Ophthotech Corporation, and that this corporation was originally incorporated pursuant to the General Corporation Law on January 5, 2007 under the name Ophthotech Corporation. The Certificate of Incorporation was most recently amended and restated on September 12, 2011 and further amended on June 20, 2012, December 24, 2012, March 15, 2013 and April 25, 2013.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Third Amended and Restated Certificate of Incorporation, as amended, of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Third Amended and Restated Certificate of Incorporation, as amended, of this corporation be amended and restated in its entirety to read as follows:

FIRST: The name of this corporation is Ophthotech Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 187,918,509 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 165,665,600 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which 73,094,000 shares have been designated as “Series A Preferred Stock”, 18,480,000 shares have been designated as “Series A-1 Preferred Stock”, 3,000,000 shares have been designated as “Junior Series A Preferred Stock”, 42,391,600 shares have been designated as “Series B Preferred Stock”, 700,000 shares have been designated as “Series B-1 Preferred Stock” and 28,000,000 shares have been designated as “Series C Preferred Stock”.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.	PREFERRED STOCK

1. Issuance and Reissuance.

Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

C.	JUNIOR PREFERRED STOCK

The Junior Series A Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part C of this Article FOURTH refer to sections and subsections of Part C of this Article FOURTH.

1. General. The voting, dividend and liquidation rights of the holders of the Junior Series A Preferred Stock are subject to and qualified by the rights, powers and preferences of the holders of the Senior Preferred Stock (as defined below) set forth herein.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after full payment of the amount due to the holders of shares of Senior Preferred Stock pursuant to Section D.2.1 below, the holders of shares of Junior Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share of Junior Series A Preferred Stock equal to the Junior Series A Original Issue Price (as defined below), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders, after full payment of the amount due to the holders of shares of Senior Preferred Stock pursuant to Section D.2.1 below, shall be insufficient to pay the holders of shares of Junior Series A Preferred Stock the full amount to which they shall be entitled under this Section C.2, the holders of shares of Junior Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Junior Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Junior Series A Preferred Stock.

2.2 In the event of a Deemed Liquidation Event (as defined below), the holders of shares of Junior Series A Preferred Stock shall be treated as if such shares had been converted into Common Stock immediately prior to such Deemed Liquidation Event and the holders of shares of Junior Series A Preferred Stock shall not be entitled to receive any payment pursuant to Section 2.1.

3. Voting. Except as provided by this Certificate of Incorporation, by the General Corporation Law or other applicable law, the Junior Series A Preferred Stock shall be non-voting and shall not be entitled to receive notice of, or to vote at, any meetings of the stockholders of the Corporation.

4. Optional Conversion.

The holders of the Junior Series A Preferred Stock shall have conversion rights as follows (the “Junior Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Junior Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Junior Series A Original Issue Price by the Junior Series A Conversion Price (as defined below) in effect at the time of conversion. The “Junior Series A Conversion Price” shall initially be equal to $1.00. Such initial Junior Series A Conversion Price, and the rate at which shares of Junior Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Junior Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the Junior Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Junior Series A Preferred Stock.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Junior Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Junior Series A Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Junior Series A Preferred Stock to voluntarily convert shares of Junior Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Junior Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Junior Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Junior Series A Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Junior Series A Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Junior Series A Conversion Time, issue and deliver to such holder of Junior Series A Preferred Stock or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Junior Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Junior Series A Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Junior Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Junior Series A Preferred Stock such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Junior Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Series A Preferred Stock the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Junior Series A Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Junior Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Junior Series A Conversion Price.

4.3.3 Effect of Conversion. All shares of Junior Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Junior Series A Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Junior Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Junior Series A Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Junior Series A Conversion Price shall be made for any declared but unpaid dividends on the Junior Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Junior Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Junior Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Junior Series A Original Issue Date (as defined below)

effect a subdivision of the outstanding Common Stock, the Junior Series A Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Junior Series A Original Issue Date combine the outstanding shares of Common Stock (excluding any combinations of Common Stock that apply to individual holders pursuant to Part D, Section 6 of this Article FOURTH and not to the Common Stock as a class), the Junior Series A Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective. For purposes of this Article FOURTH, the term “Junior Series A Original Issue Date” shall mean the date on which the first share of Junior Series A Preferred Stock was issued.

4.5 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Junior Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Junior Series A Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Junior Series A Conversion Price then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Junior Series A Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Junior Series A Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Junior Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Junior Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.6 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Junior Series A Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the holders of Junior Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Junior Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Junior Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.5 or 4.6), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Junior Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Junior Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Junior Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Junior Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Junior Series A Preferred Stock.

4.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Junior Series A Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Junior Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Junior Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Junior Series A Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Junior Series A Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Junior Series A Preferred Stock.

5. Mandatory Conversion.

5.1 Trigger Event. At the Series A Mandatory Conversion Time (as defined below), (i) all outstanding shares of Junior Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable conversion rate, and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Junior Series A Preferred Stock shall be sent written notice of the Series A Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Junior Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Series A Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Junior Series A Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Junior Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series A Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Series A Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Junior Series A Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Junior Series A Preferred Stock converted. Such converted Junior Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Junior Series A Preferred Stock accordingly.

6. Redemption. The Junior Series A Preferred Stock is not redeemable.

7. Waiver. Any of the rights, powers, preferences and other terms of the Junior Series A Preferred Stock set forth herein may be waived on behalf of all holders of Junior Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Junior Series A Preferred Stock then outstanding.

8. Notices. Any notice required or permitted by the provisions of this Article FOURTH to be given to a holder of shares of Junior Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

D.	SENIOR PREFERRED STOCK

The Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock and the Series C Preferred Stock (collectively, the “Senior Preferred Stock”) shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” or “Subsections” in this Part D of this Article FOURTH refer to sections and subsections of Part D of this Article FOURTH.

1. Dividends.

1.1 Legacy Accruing Dividends. During the period from and after the date of issuance of each share of Series A Preferred Stock and Series A-1 Preferred Stock through but excluding the Series B Original Issue Date, as defined in Subsection 4.4.1(d) (the “Legacy Dividend Period”), dividends at the rate per annum of $0.08 per share shall accrue on each outstanding share of Series A Preferred Stock and Series A-1 Preferred Stock, as the case may be (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock and Series A-1 Preferred Stock, as the case may be) (the “Legacy Accruing Dividends”). Legacy Accruing Dividends shall accrue daily during the Legacy Dividend Period, whether or not declared, and shall be cumulative but not compounding; provided, however, that except as set forth in Subsection 1.3 or in Subsection 2.2, such Legacy Accruing Dividends shall be payable only when, as and if declared by the Board of Directors during the Legacy Dividend Period and the Corporation shall be under no obligation to pay such Legacy Accruing Dividends.

1.2 Accruing Dividends. From and after (i) the Series B Original Issue Date with respect to any shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock outstanding on the Series B Original Issue Date and (ii) the date of issuance of each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock issued after the Series B Original Issue Date, dividends shall accrue on each outstanding share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, as follows:

1.2.1 Cash Dividends.

(a) Cash dividends at the rate per annum of $0.10 per share shall accrue on each outstanding share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Cash Dividends”). The Series C Accruing Cash Dividends shall accrue daily, whether or not declared, and shall be cumulative but not compounding; provided, however, that except as set forth in Subsection 1.3 or in Subsection 2.1, such Series C Accruing Cash Dividends shall be payable only when, as and if declared by the Board of Directors, in preference to the Other Preferred Stock Accruing Cash Dividends (as defined below), and the Corporation shall be under no obligation to pay such Series C Accruing Cash Dividends. So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set aside any Legacy Accruing Dividends or any Other Preferred Stock Accruing Cash Dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock until all Series C Accruing Cash Dividends shall have been paid or declared and set aside; provided, however, that such Legacy Accruing Dividends and Other Preferred Stock Accruing Cash Dividends shall accrue in accordance with Subsection 1.1 and Subsection 1.2.1(b).

(b) Cash dividends at the rate per annum of $0.04 per share shall accrue on each outstanding share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, as the case may be (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock, as the case may be) (the “Other Preferred Stock Accruing Cash Dividends”, and together with the Series C Accruing Cash Dividends, the “Accruing Cash Dividends”). Other Preferred Stock Accruing Cash Dividends shall accrue daily, whether or not declared, and shall be cumulative but not compounding; provided, however, that except as set forth in Subsection 1.3 or in Subsection 2.2, such Other Preferred Stock Accruing Cash Dividends shall be payable only when, as and if declared by the Board of Directors, on a pari passu basis with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, and the Corporation shall be under no obligation to pay such Accruing Cash Dividends.

1.2.2 Stock Dividends.

(a) Dividends payable in additional shares of Series C Preferred Stock shall accrue at a rate per annum of 0.04 of a share of Series C Preferred Stock, in the case of each outstanding share of Series C Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock) (the “Series C Accruing Stock Dividends”). Series C Accruing Stock Dividends shall accrue daily, whether or not declared, and shall be cumulative but not compounding. Such Series C Accruing Stock Dividends shall be payable in preference to the Other Preferred Stock Accruing Stock Dividends (as defined below), only when, as and if declared by the Board of Directors, or, to the extent not previously declared and paid, as provided in Subsection 1.3 or immediately prior to the earliest to occur of (i) conversion of the Series C Preferred Stock into Common Stock (or other securities, cash or property) pursuant to the terms of this Certificate of Incorporation, (ii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iii) any Deemed Liquidation Event. Except as set forth in the immediately preceding sentence, the Corporation shall be under no obligation to pay such Series C Accruing Stock Dividends. So long as any shares of Series C Preferred Stock are outstanding, the Company shall not declare, pay or set aside any Other Preferred Stock Accruing Stock Dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock until all Series C Accruing Stock Dividends shall have been paid or declared and set aside; provided, however, that such Other Preferred Stock Accruing Stock Dividends shall accrue in accordance with Subsection 1.2.2(b).

(b) Dividends payable in additional shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, as the case may be, shall accrue at a rate per annum of 0.04 of a share of Series A Preferred Stock, in the case of each outstanding share of Series A Preferred Stock, 0.04 of a share of Series A-1 Preferred Stock, in the case of each outstanding share of Series A-1 Preferred Stock, 0.04 of a share of Series B Preferred Stock, in the case of each outstanding share of Series B Preferred Stock, and 0.04 of a share of Series B-1 Preferred Stock, in the case of each outstanding share of Series B-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock or the Series B-1 Preferred Stock, as the case may be) (the “Other Preferred Stock Accruing Stock Dividends”, and together with the Series C Accruing Stock Dividends, the “Accruing Stock Dividends”). The Accruing Cash Dividends and the Accruing Stock Dividends are hereinafter referred to collectively as the “Accruing Dividends”. Other Preferred Stock Accruing Stock Dividends shall accrue daily, whether or not declared, and shall be cumulative but not compounding. Such Other Preferred Stock Accruing Stock Dividends shall be payable only when, as and if declared by the Board of Directors, on a pari passu basis with respect to the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, or, to the extent not previously declared and paid, as provided in Subsection 1.3 or immediately prior to the earliest to occur of (i) conversion of the applicable shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Series B-1 Preferred Stock, as the case may be, into Common Stock (or other securities, cash or property) pursuant to the terms of this Certificate of Incorporation, (ii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iii) any Deemed Liquidation Event. Except as set forth in the immediately preceding sentence, the Corporation shall be under no obligation to pay such Other Preferred Stock Accruing Stock Dividends.

(c) No fractional shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock shall be issued upon payment of the Accruing Stock Dividends. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of such Senior Preferred Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon the conversion of the applicable shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, into Common Stock (or other securities, cash or property) pursuant to the terms of this Certificate of Incorporation shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, the holder is entitled to receive upon payment of the Accruing Stock Dividends, after aggregating all shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, held by each such holder.

(d) Holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall have no rights as a stockholder with respect to the shares of Senior Preferred Stock issuable as Accruing Stock Dividends unless and until such time as such shares of Senior Preferred Stock are actually issued pursuant to the terms hereof.

1.3 Priority in Payment of Dividends. Except as provided in Subsection 1.2, the Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends and, in the case of the Series A Preferred Stock and Series A-1 Preferred Stock, the aggregate Legacy Accruing Dividends, then accrued on such share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Series A Original Issue Price, Series A-1 Original Issue Price, Series B Original Issue Price, Series B-1 Original Issue Price or Series C Original Issue Price, as applicable (each as defined below); provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock pursuant to this Subsection 1.3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock dividend. For purposes of this Subsection 1.3, the amount of the Accruing Stock Dividends shall be the then current fair market value of such Accruing Stock Dividends as determined in good faith by the Board of Directors of the Corporation, including a majority of the Preferred Directors. The “Series A Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The “Series A-1 Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A-1 Preferred Stock. The “Series B Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B-1 Original Issue Price” shall mean $1.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B-1 Preferred Stock. The “Series C Original Issue Price” shall mean $2.50 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Series C Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding (including any shares of Series C Preferred Stock issued as a result of such liquidation, dissolution or winding up of the Corporation as Series C Accruing Stock Dividends) shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Junior Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series C Preferred Stock equal to the Series C Original Issue Price, plus any Series C Accruing Cash Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Preferential Payments to Holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after full payment of the amount due to the holders of shares of Series C Preferred Stock pursuant to Subsection 2.1, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock,

Series B Preferred Stock and Series B-1 Preferred Stock then outstanding (including any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock issued as a result of such liquidation, dissolution or winding up of the Corporation as Other Preferred Stock Accruing Stock Dividends) shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Junior Series A Preferred Stock or Common Stock by reason of their ownership thereof, (i) an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price, plus any Other Preferred Stock Accruing Cash Dividends and Legacy Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, (ii) an amount per share of Series A-1 Preferred Stock equal to the Series A-1 Original Issue Price, plus any Other Preferred Stock Accruing Cash Dividends and Legacy Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, (iii) an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price, plus any Other Preferred Stock Accruing Cash Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon, and (iv) an amount per share of Series B-1 Preferred Stock equal to the Series B-1 Original Issue Price, plus any Other Preferred Stock Accruing Cash Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders, after full payment of the amount due to the holders of shares of Series C Preferred Stock pursuant to Subsection 2.1, shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock pursuant to Subsections 2.1 and 2.2 and the holders of shares of Junior Series A Preferred Stock pursuant to Section C.2, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock (including any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock issued as a result of such liquidation, dissolution or winding up of the Corporation as Accruing Stock Dividends) and Common Stock, pro rata based on the number of shares held by each such holder, after giving effect to the payment of any Accruing Stock Dividends pursuant to Subsection 1.2.2, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such dissolution, liquidation or winding up of the Corporation. Notwithstanding the foregoing:

(a) if the aggregate amount per share which the holders of Series A Preferred Stock or Series A-1 Preferred Stock are entitled to receive under Subsections 2.2 and 2.3 shall exceed two (2) times the Series A Original Issue Price or Series A-1 Original Issue Price, as applicable, after giving effect to the payment of any Other Preferred Stock Accruing Stock Dividends pursuant to Subsection 1.2.2 (the “Series A Maximum Participation Amount”), each holder of Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation for all outstanding shares of Series A Preferred Stock or Series A-1 Preferred Stock, as the case may be, after giving effect to the payment of any Other Preferred Stock Accruing Stock Dividends pursuant to Subsection 1.2.2, the greater of (i) the Series A Maximum Participation Amount applicable to the Series A Preferred Stock or Series A-1 Preferred Stock, as the case may be, and (ii) the amount such holder would have received if all such outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock had been converted into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation; and

(b) if the aggregate amount per share which the holders of Series B Preferred Stock or Series B-1 Preferred Stock are entitled to receive under Subsections 2.2 and 2.3 shall exceed 2.65 times the Series B Original Issue Price or Series B-1 Original Issue Price, as applicable, after giving effect to the payment of any Other Preferred Stock Accruing Stock Dividends pursuant to Subsection 1.2.2 (the “Series B Maximum Participation Amount”), each holder of Series B Preferred Stock and Series B-1 Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation for all outstanding shares of Series B Preferred Stock or Series B-1 Preferred Stock, as the case may be, after giving effect to the payment of any Other Preferred Stock Accruing Stock Dividends pursuant to Subsection 1.2.2, the greater of (i) the Series B Maximum Participation Amount applicable to the Series B Preferred Stock or Series B-1 Preferred Stock, as the case may be, and (ii) the amount such holder would have received if all such outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock had been converted into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation.

(c) if the aggregate amount per share which the holders of Series C Preferred Stock are entitled to receive under Subsections 2.1 and 2.3 shall exceed 2.65 times the Series C Original Issue Price, after giving effect to the payment of any Series C Accruing Stock Dividends pursuant to Subsection 1.2.2 (the “Series C Maximum Participation Amount”), each holder of Series C Preferred Stock shall be entitled to receive upon such dissolution, liquidation or winding up of the Corporation for all outstanding shares of Series C Preferred Stock, after giving effect to the payment of any Series C Accruing Stock Dividends pursuant to Subsection 1.2.2, the greater of (i) the Series C Maximum Participation Amount applicable to the Series C Preferred Stock and (ii) the amount such holder would have received if all such outstanding shares of Series C Preferred Stock had been converted into Common Stock immediately prior to such dissolution, liquidation or winding up of the Corporation.

The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series A Liquidation Amount.” The aggregate amount which a holder of a share of Series A-1 Preferred Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series A-1 Liquidation

Amount.” The aggregate amount which a holder of a share of Series B Preferred Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series B Liquidation Amount.” The aggregate amount which a holder of a share of Series B-1 Preferred Stock is entitled to receive under Subsections 2.2 and 2.3 is hereinafter referred to as the “Series B-1 Liquidation Amount.” The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Subsections 2.1 and 2.3 is hereinafter referred to as the “Series C Liquidation Amount.”

2.4 Liquidation Events.

2.4.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (1) at least a majority of the outstanding shares of Series A Preferred Stock (voting separately as a class) and (2) at least a majority of the votes represented by the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock (voting together as a single class) elect otherwise by written notice sent to the Corporation:

(a) a merger, acquisition or consolidation in which

(i)	the Corporation is a constituent party or

(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided that, for the purpose of this Subsection 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined below) outstanding immediately prior to such merger or consolidation or upon conversion of Convertible Securities (as defined below) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.4.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 and Section 2.

(b) In the event of a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(ii) or 2.4.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within 90 days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock and (ii) if the holders of (1) at least a majority of the then outstanding shares of Series A Preferred Stock (voting separately as a class) and (2) at least a majority of the votes represented by the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock (voting together as a single class) so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 160th day after such Deemed Liquidation Event, to redeem all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock (including any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock issued as a result of such liquidation, dissolution or winding up of the Corporation as Accruing Stock Dividends) at a price per share equal to the Series A Liquidation Amount, Series A-1 Liquidation Amount, Series B Liquidation Amount, Series B-1 Liquidation Amount or Series C Liquidation Amount, as applicable. Within 10 days of the Corporation’s receipt of such a written request for redemption from the holders of (x) at least a majority of the then outstanding Series A Preferred Stock (voting separately as a class) and (y) at least a majority of the votes represented by the then outstanding Series B Preferred Stock and Series C Preferred Stock (voting together as a single class), the Corporation shall deliver written notice of its receipt of such request to all holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock who were not parties to such request. Notwithstanding the foregoing, in the event of a redemption pursuant to this Subsection 2.4.2(b), if the Available Proceeds are not sufficient to redeem all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock as requested by the holders thereof pursuant to clause (ii) above, the Corporation shall redeem: (A) first, all outstanding shares of Series C Preferred Stock, or if the Available Proceeds are not sufficient to redeem all outstanding shares of Series C Preferred Stock, a pro rata portion of each holder’s shares of Series C Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor; and (B) second, after redeeming all outstanding shares of Series C Preferred Stock pursuant to clause (A), a pro rata portion of each holder’s shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, on a pari passu basis, to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Subsection 2.4.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.

2.4.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation, including a majority of the Preferred Directors.

2.4.4 Allocation of Escrow. In the event of a Deemed Liquidation Event pursuant to Subsection 2.4.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall vote together with the holders of Common Stock as a single class.

3.2 Election of Directors. The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Series A Directors”), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director” and, together with the Series A Directors, the “Preferred Directors”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2.

3.3 Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

(c) amend, waive, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock;

(d) create, reclassify or authorize the creation or reclassification of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series A Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and redemption rights;

(e) increase or decrease the authorized number of shares of Preferred Stock or Common Stock (other than increases necessary to authorize additional shares of Senior Preferred Stock issuable as Accruing Stock Dividends and additional shares of Common Stock issuable upon conversion of such shares of Senior Preferred Stock);

(f) in-license or out-license any material intellectual property, unless approved by the Board of Directors, including a majority of the Preferred Directors;

(g) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (iv) as approved by the Board of Directors, including the approval of a majority of the Preferred Directors;

(h) increase or decrease the authorized number of directors constituting the Board of Directors; or

(i) change the manner of election of any member of the Board of Directors that is designated by or requires the consent of SV Life Sciences Fund IV, L.P., Novo A/S or HBM BioVentures (Cayman) Ltd. under the Second Amended and Restated Voting Agreement, dated on or about the Effective Date (as defined below) by and among the Corporation and certain of its stockholders, as further amended from time to time (the “Voting Agreement”).

3.4 Series A-1 Preferred Stock Protective Provision. At any time when shares of Series A-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, authorize the issuance of any additional shares of Series A-1 Preferred Stock, amend, waive, alter or repeal any provisions of this Certificate of Incorporation of the Corporation or otherwise affect the rights, preferences and privileges of the Series A-1 Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series A-1 Preferred Stock but does not so affect the Senior Preferred Stock as a class without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (other than any action to increase the number of shares of Series A-1 Preferred Stock issuable as Accruing Stock Dividends).

3.5 Series B and Series C Preferred Stock Protective Provisions. At any time when shares of Series B Preferred Stock or Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the votes represented by the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class:

(a) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;

(b) alter or change the rights, preferences or privileges of the Series C Preferred Stock or the Series B Preferred Stock;

(c) amend, waive, alter or repeal any provision of this Certificate of Incorporation or the Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock or the Series B Preferred Stock;

(d) create, reclassify or authorize the creation or reclassification of, or issue or obligate itself to issue shares of, any additional class or series of capital stock unless the same ranks junior to the Series C Preferred Stock and the Series B Preferred Stock with respect to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or upon a Deemed Liquidation Event, the payment of dividends and redemption rights;

(e) increase or decrease the authorized number of shares of Senior Preferred Stock or Common Stock (other than increases necessary to authorize additional shares of Senior Preferred Stock issuable as Accruing Stock Dividends and additional shares of Common Stock issuable upon conversion of such shares of Senior Preferred Stock);

(f) in-license or out-license any material intellectual property, unless approved by the Board of Directors, including a majority of the Preferred Directors;

(g) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof and (iv) as approved by the Board of Directors, including the approval of a majority of the Preferred Directors, which majority shall include the Series B Director;

(h) pay or declare any dividend or distribution on any shares of capital stock of the Corporation, other than the Series B Preferred Stock and the Series C Preferred Stock, that would exceed the dividend payable on the equivalent number of shares of Series C Preferred Stock and Series B Preferred Stock (determined pursuant to Subsection 1.3) or be paid prior to the payment in full of the Series C Liquidation Amount to the holders of the Series C Preferred Stock and the Series B Liquidation Amount to the holders of the Series B Preferred Stock, other than as provided in Subsections 2.1, 2.2 and 6 and, in the case of the Accruing Stock Dividends, in connection with the following as provided in Subsection 1.2.2: (i) conversion of the applicable shares of Senior Preferred Stock into Common Stock (or other securities, cash or property) pursuant to the terms of this Certificate of Incorporation, (ii) any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and (iii) any Deemed Liquidation Event;

(i) create, or authorize the creation of, or issue, or authorize the issuance of any debt or debt security, or permit any subsidiary to take any such action with respect to any debt or debt security, if the aggregate principal amount of such indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $2,000,000, other than equipment leases or bank lines of credit, unless such debt security has received the prior approval of the Board of Directors, including the approval of a majority of the Preferred Directors, which majority shall include the Series B Director;

(j) increase or decrease the authorized number of directors constituting the Board of Directors;

(k) change the manner of election of any member of the Board of Directors that is designated by or requires the consent of Clarus Lifesciences II, L.P. under the Voting Agreement; or

(l) change the manner of election of any member of the Board of Directors that is designated by or requires the consent of Novo A/S under the Voting Agreement.

3.6 Series B-1 Preferred Stock Protective Provision. At any time when shares of Series B-1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, authorize the issuance of any additional shares of Series B-1 Preferred Stock, amend, waive, alter or repeal any provisions of this Certificate of Incorporation of the Corporation or otherwise affect the rights, preferences and privileges of the Series B-1 Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series B-1 Preferred Stock but does not so affect the Senior Preferred Stock as a class without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (other than any action to increase the number of shares of Series B-1 Preferred Stock issuable as Accruing Stock Dividends).

3.7 Series B Preferred Stock Protective Provision. At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, authorize the issuance of any additional shares of Series B Preferred Stock, amend, waive, alter or repeal any provisions of this Certificate of Incorporation of the Corporation or otherwise alter or change the rights, preferences and privileges of the Series B Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock but does not so similarly affect the powers, preferences or rights of the Senior Preferred Stock as a class without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (other than any action to increase the number of shares of Series B Preferred Stock issuable as Accruing Stock Dividends).

3.8 Series C Preferred Stock Protective Provision. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, authorize the issuance of any additional shares of Series C Preferred Stock, amend, waive, alter or repeal any provisions of this Certificate of Incorporation of the Corporation or otherwise alter or change the rights, preferences and privileges of the Series C Preferred Stock in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock but does not so similarly affect the powers, preferences or rights of the Senior Preferred Stock as a class without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class (other than any action to increase the number of shares of Series C Preferred Stock issuable as Accruing Stock Dividends).

4. Optional Conversion.

The holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, shall have conversion rights as follows (the “Series A Conversion Rights”, the “Series A-1 Conversion Rights”, the “Series B Conversion Rights”, the “Series B-1 Conversion Rights” and the “Series C Conversion Rights”, as applicable):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price by the Series A Conversion Price (as defined below) in effect at the time of conversion. As of the date of the effectiveness of filing with the Secretary of State of the State of Delaware of this Certificate of Incorporation (the “Effective Date”), the “Series A Conversion Price” is equal to $1.00. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A-1 Original Issue Price by the Series A-1 Conversion Price (as defined below) in effect at the time of conversion. As of the Effective Date, the “Series A-1 Conversion Price” is equal to $1.00. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of conversion. As of the Effective Date, the “Series B Conversion Price” is equal to $1.00. Each share of Series B-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B-1 Original Issue Price by the Series B-1 Conversion Price (as defined below) in effect at the time of conversion. The “Series B-1 Conversion Price” shall initially be equal to $1.00. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion; provided however, that shares of Common Stock issued upon conversion of Series C Preferred Stock shall also be subject to the terms of Section 6. The “Series C Conversion Price” shall initially be equal to $2.50. The initial Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price, and the rate at which shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Accruing Stock Dividends. In accordance with Subsection 1.2.2, immediately prior to the conversion of any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, into Common Stock as set forth in this Subsection 4.1, Accruing Stock Dividends accrued but unpaid thereon, whether or not declared, shall be deemed issued in respect of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, being converted to the holders of such shares and shall be converted into shares of Common Stock pursuant to Subsection 4.1 at the same time as such other shares.

4.1.3 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Series A Conversion Rights, Series A-1 Conversion Rights, Series B Conversion Rights, Series B-1 Conversion Rights and Series C Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock; provided that the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, may elect to convert such shares into Common Stock conditioned upon the actual occurrence of such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon the conversion of the applicable shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, into Common Stock pursuant to the terms of this Certificate of Incorporation shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock to voluntarily convert shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Series A Conversion Time”, “Series A-1 Conversion Time”, “Series B Conversion Time”, “Series B-1 Conversion Time” or “Series C Conversion Time”, as applicable), and the shares of Common Stock issuable upon conversion of the shares represented by such certificates shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Series A Conversion Time, Series A-1 Conversion Time, Series B Conversion Time, Series B-1 Conversion Time or Series C Conversion Time, as applicable, issue and deliver to such holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, including the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, issuable as Accruing Stock Dividends on any such shares being presented for conversion, in accordance with the provisions hereof, a certificate for the number (if any) of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, represented by the surrendered certificate that were not converted into Common Stock, and cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including any shares issuable as Accruing Stock Dividends. Notwithstanding the foregoing, the Corporation shall only be required to reserve and keep available out of its authorized but unissued capital stock, with respect to the Accruing Stock Dividends, a number of shares of Common Stock sufficient to effect the conversion of shares of Senior Preferred Stock accrued as Accruing Stock Dividends during the period beginning on the

Series B Original Issue Date through the tenth (10th) anniversary of the Series B Original Issue Date. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including any shares issuable as Accruing Stock Dividends, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price.

4.3.3 Effect of Conversion. All shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Series A Conversion Time, Series A-1 Conversion Time, Series B Conversion Time, Series B-1 Conversion Time or Series C Conversion Time, as applicable, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article FOURTH, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Series A Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock was issued.

(c) “Series A-1 Original Issue Date” shall mean the date on which the first share of Series A-1 Preferred Stock was issued.

(d) “Series B Original Issue Date” shall mean the date on which the first share of Series B Preferred Stock was issued.

(e) “Series B-1 Original Issue Date” shall mean the date on which the first share of Series B-1 Preferred Stock was issued.

(f) “Series C Original Issue Date” shall mean the date on which the first share of Series C Preferred Stock was issued.

(g) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(h) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Effective Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively “Exempted Securities”):

(i)	shares of Series C Preferred Stock issued pursuant to the Series C Preferred Stock Purchase Agreement dated on or about the Effective Date between the Corporation and certain purchasers of the Series C Preferred Stock, as amended from time to time (the “Purchase Agreement”);

(ii)	shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Senior Preferred Stock, including any Accruing Stock Dividends;

(iii)	shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;

(iv)	shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including, with respect to any plan, agreement or arrangement adopted or entered into after the Series C Original Issue Date, a majority of the Preferred Directors;

(v)	shares of Common Stock or Convertible Securities actually issued upon the exercise of Options outstanding on the Series C Original Issue Date or Options that are otherwise Exempted Securities under this Subsection 4.4.1(g) or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities outstanding on the Series C Original Issue Date or Convertible Securities that are otherwise Exempted Securities under this Subsection 4.4.1(g), in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(vi)	shares of Common Stock, Options or Convertible Securities issued in connection with a joint venture, corporate partnering transaction or licensing arrangement approved by the Board of Directors of the Corporation, including, with respect to any agreement for any such transaction or arrangement entered into after the Series C Original Issue Date, a majority of the Preferred Directors; and

(vii)	shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including, with respect to any agreement for any such transaction or arrangement entered into after the Series C Original Issue Date, a majority of the Preferred Directors.

4.4.2 No Adjustment of Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price. No adjustment in the Series A Conversion Price or Series A-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, acting as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series B Conversion Price or Series B-1 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) of the then outstanding shares of Series B Preferred Stock, acting as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, acting as a separate class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Effective Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A Conversion Price, the Series A-1 Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price or the Series C Conversion Price pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price or Series B-1 Conversion Price or Series C Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Effective Date), are revised after the Effective Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable, shall be readjusted to such Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as the case may be, as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price that would result under the terms of this Subsection 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as the case may be, that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Effective Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C

Conversion Price, as the case may be, in effect immediately prior to such issue, then the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

P = P1*Q1 + P2*Q2
Q1 + Q2

For purposes of the foregoing formula, the following definitions shall apply:

(a) “P” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable, in effect immediately after such issue of Additional Shares of Common Stock;

(b) “P1” shall mean the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable, in effect immediately prior to such issue of Additional Shares of Common Stock;

(c) “P2” shall mean the price per share of the Additional Shares of Common Stock;

(d) “Q1” shall mean the number of equivalent shares of Common Stock outstanding prior to such issue of Additional Shares of Common Stock (treating as outstanding for this purpose the number of shares of Senior Preferred Stock accrued as Accruing Stock Dividends as of immediately prior to such issue of Additional Shares of Common Stock); and

(e) “Q2” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)	insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation (including a majority of the Preferred Directors); and

(iii)	in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation (including a majority of the Preferred Directors).

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing

(i)	the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A Conversion

Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than 90 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price, as applicable, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Date effect a subdivision of the outstanding Common Stock, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock (excluding any combinations of Common Stock that apply to individual holders pursuant to Section 6 and not to the Common Stock as a class), the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price, respectively, then in effect by a fraction:

(1)	the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)	the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as applicable, shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock as applicable, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price and Series C Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series B-1 Conversion Price or Series C Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, including the number of shares of Senior Preferred Stock accrued as Accruing Stock Dividends.

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Junior Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Junior Series A Preferred Stock and the Common Stock. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price to the public of at least $2.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40,000,000 of gross proceeds (before deducting underwriting discount and commissions and other offering expenses) to the Corporation (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the votes represented by the then outstanding shares of Series A Preferred Stock (the time of such closing pursuant to clause (a) or the date and time specified or the time of the event specified in such vote or written consent pursuant to clause (b) is referred to herein as the “Series A Mandatory Conversion Time”), (i) all outstanding shares of Series A Preferred Stock and Series A-1 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable conversion rate, and (ii) such shares may not be reissued by the Corporation. Upon either (a) the closing of a Qualified Public Offering or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least (1) sixty percent (60%) of the votes represented by the then outstanding shares of Series B Preferred Stock and (2) a majority of the votes represented by the then outstanding shares of Series C Preferred Stock (the time of such closing pursuant to clause (a) or the date and time specified or the time of the event specified in such vote or written consent pursuant to clause (b) is referred to herein as the “Series B/C Mandatory Conversion Time”), (i) all outstanding shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective applicable conversion rate, and (ii) such shares may not be reissued by the Corporation. The Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, alter or change the definition of “Qualified Public Offering” without the vote or written consent of the holders of at least (1) a majority of the votes represented by the then outstanding shares of Series A Preferred Stock, (2) sixty percent (60%) of the votes represented by the then outstanding shares of Series B Preferred Stock and (3) a majority of the votes represented by the then outstanding shares of Series C Preferred Stock.

5.2 Accruing Stock Dividends. In accordance with Subsection 1.2.2, immediately prior to the mandatory conversion of any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as the case may be, into Common Stock as set forth in this Section 5, Accruing Stock Dividends accrued but unpaid thereon, whether or not declared, shall be deemed issued in respect of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, being converted to the holders of such shares and shall be converted into shares of Common Stock pursuant to Subsection 4.1 at the same time as such other shares.

5.3 Procedural Requirements. All holders of record of shares of Series A Preferred Stock and Series A-1 Preferred Stock shall be sent written notice of the Series A Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock and Series A-1 Preferred Stock pursuant to this Section 5. All holders of record of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be sent written notice of the Series B/C Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Series A Mandatory Conversion Time or Series B/C Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Series A Mandatory Conversion Time or Series B/C Mandatory Conversion Time, as applicable (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.3. As soon as practicable after the Series A Mandatory Conversion Time or Series B/C Mandatory Conversion Time, as the case may be, and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock, as applicable, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, including the number of shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, as the case may be, issuable as Accruing Stock Dividends on any such shares being mandatorily converted, together with cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock converted. Such converted Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock accordingly.

5A. Special Mandatory Conversion.

5A.1. Trigger Events.

(a) In the event that any holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at least 15 days written notice of, and the opportunity to purchase its Pro Rata Amount (as defined below) of, the Qualified Financing), such holder’s Pro Rata Amount, then each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, as the case may be, held by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the Series A Conversion Price, Series B Conversion Price or Series C Conversion Price, as the case may be, in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock owned by a holder, and for determining the number of Offered Securities (as defined below) a holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock has purchased in a Qualified Financing, all shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock held by Affiliates (as defined below) of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

(b) In the event that any holder of Series C Preferred Stock (or Common Stock issued upon conversion of Series C Preferred Stock) who is required to purchase shares of the Corporation’s Series C Preferred Stock in the Second Closing, the Third Closing or an Accelerated Closing, as applicable, fails to purchase all the Second Closing Shares, Third Closing Shares or Accelerated Closing Shares, as applicable, that such holder of Series C Preferred Stock (or Common Stock issued upon conversion of Series C Preferred Stock) (the “Defaulting Holder”) is required to purchase under the Purchase Agreement, then (i) any outstanding shares of Series C Preferred Stock held by the Defaulting Holder shall, immediately upon the Second Closing, Third Closing or Accelerated Closing, as applicable, be converted into that number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock such shares of Series C Preferred Stock are convertible into based on the Series C Conversion Price immediately following the Second Closing, Third Closing or Accelerated Closing, as applicable, multiplied by (b) 0.10, (ii) any outstanding shares of Series A Preferred Stock held by the Defaulting Holder shall, immediately upon the Second Closing, Third Closing or Accelerated Closing, as applicable, be converted into shares of Common Stock at the Series A Conversion Price in effect immediately prior to the Second Closing, Third Closing or Accelerated Closing, as applicable and (iii) any outstanding shares of Series B Preferred Stock held by the Defaulting Holder shall, immediately upon the Second Closing, Third Closing or Accelerated Closing, as applicable, be converted into shares of Common Stock at the Series B Conversion Price in effect immediately prior to the Second Closing, Third Closing or Accelerated Closing, as applicable; provided, however, that this Section 5A.1(b) shall not apply in connection with an Accelerated Closing to a holder of Series C Preferred Stock (or Common Stock issued upon conversion of Series C Preferred Stock) who provides proper notice pursuant to Section 1.3(c) of the Purchase Agreement that such holder will not purchase Accelerated Closing Shares at an Accelerated Closing. Capitalized terms used and not defined in this Section 5A.1(b) shall have the meanings ascribed thereto in the Purchase Agreement.

(c) The conversions referred to in Sections 5A.1(a) and 5A.1(b) are referred to herein as a “Special Mandatory Conversion.”

(d) Notwithstanding anything to the contrary contained herein, no Accruing Stock Dividends, whether or not declared, shall be payable upon a Special Mandatory Conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and the holders of such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock being converted shall forfeit all rights to such Accruing Stock Dividends effective upon such Special Mandatory Conversion.

(e) In addition to the foregoing, any outstanding shares of Common Stock held by the Defaulting Holder that were issued to such Defaulting Holder upon an optional conversion of Series C Preferred Stock into Common Stock pursuant to the provisions of Section 4 at any time prior to the Second Closing or Third Closing, as applicable (the “Subject Conversion Shares”) shall be subject to the provisions of Section 6.

5A.2. Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock converted pursuant to Subsection 5A.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 5A. Upon receipt of such notice, each holder of such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock converted pursuant to Subsection 5A.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Subsection 5A.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Subsection 4.2, in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock converted. Such converted Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock accordingly.

5A.3. Definitions. For purposes of this Section 5A, the following definitions shall apply:

5A.3.1 “Affiliate” shall mean, with respect to any holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

5A.3.2 “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors of the Corporation for purchase by holders of outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in connection with a Qualified Financing, and offered to such holders.

5A.3.3 “Pro Rata Amount” shall mean, with respect to any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

5A.3.4 “Qualified Financing” shall mean any transaction involving the issuance or sale of Additional Shares of Common Stock after the Effective Date (i) that would result in the reduction of the Series C Conversion Price pursuant to the terms of this Certificate of Incorporation (without giving effect to the operation of Subsection 4.4.2), (ii) in which such Additional Shares of Common Stock are issued at a price per share equal to the Series C Conversion Price then in effect or (iii) any bridge financing, in the case of each of the transactions set forth in clauses (i) through (iii), unless the holders of at least a majority of the Series A Preferred Stock (voting separately as a class) and at least a majority of the votes represented by the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock (voting together as a single class) elect, by written notice sent to the Corporation at least ten (10) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this Section 5A.

6. Special Mandatory Combination of Shares.

6.1 Combination of Subject Conversion Shares. Immediately upon the Second Closing or Third Closing, as applicable, any Subject Conversion Shares shall automatically, and without further action on the part of the Defaulting Holder or the Company, be combined into that number of shares of Common Stock equal to the product obtained by multiplying (a) the number of shares of Subject Conversion Shares outstanding immediately prior to the Second Closing or Third Closing, as applicable, by (b) 0.10 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock that occurs after the issuance of the Subject Conversion Shares, but prior to the Second Closing or the Third Closing, as applicable) (a “Special Mandatory Combination”).

6.2 Procedural Requirements. Upon a Special Mandatory Combination, each holder of shares of Subject Conversion Shares combined pursuant to Section 6.1 shall be sent written notice of such Special Mandatory Combination and the place designated for exchange of stock certificates representing such Subject Conversion Shares (the “Pre-Combination Certificates”) for stock certificates representing a number of shares of Common Stock that reflects the effect of the Special Mandatory Combination (the “Post-Combination Certificates”). Upon receipt of such notice, each holder of Subject Conversion Shares shall surrender his, her or its Pre-Combination Certificate(s) (or, if such holder alleges that a Pre-Combination Certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, Pre-Combination Certificates surrendered for exchange for Post-Combination Certificates shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Combination and the surrender of the Pre-Combination Certificates (or lost certificate affidavit and agreement), the Corporation shall issue and deliver to such holder, or to his, her or its nominees, Post-Combination Certificates for the number of full shares of Common Stock held by the holder after giving effect to the Special Mandatory Combination, together with cash as provided in Subsection 6.3, in lieu of any fraction of a share of Common Stock otherwise issuable as a result of the Special Mandatory Combination. Effective as of the Special Mandatory Combination, each Pre-Combination Certificate will represent the number of shares of Common Stock reflected thereon after giving effect to the Special Mandatory Combination, notwithstanding the failure of the holder thereof to surrender such Pre-Combination Certificate as required by this Section 6.2, as well as the right to receive payment for fractional shares as provided in Subsection 6.3.

6.3 Fractional Shares. No fractional shares of Common Stock shall be issued upon combination of the Subject Conversion Shares pursuant to the Special Mandatory Combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such combination shall be determined on the basis of the total number of Subject Conversion Shares held by a holder that are subject to the Special Mandatory Combination.

7. Redemption. The Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock are not redeemable except in accordance with the Deemed Liquidation provisions of Subsection 2.4.2(b).

8. Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C

Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock following redemption.

9. Waiver. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of the Series A-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series A-1 Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A-1 Preferred Stock then outstanding. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of the holders of at least sixty percent (60%) of the shares of Series B Preferred Stock then outstanding. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of the Series B-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series B-1 Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B-1 Preferred Stock then outstanding. Except as otherwise provided herein, any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding.

10. Notices. Any notice required or permitted by the provisions of this Article FOURTH to be given to a holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article TENTH, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article TENTH or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article TENTH is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorney’s fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this Article TENTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, other provisions of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article TENTH; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article TENTH.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

*        *        *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Fourth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Third Amended and Restated Certificate of Incorporation, as amended, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

*        *        *

IN WITNESS WHEREOF, this Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 23rd day of May, 2013.

By:
David Guyer
Chief Executive Officer

CERTIFICATE OF AMENDMENT TO

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

OPHTHOTECH CORPORATION

Ophthotech Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Fourth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the first sentence of Article FOURTH of the Certificate of Incorporation be and hereby is amended by deleting the number “187,918,509” and inserting the number “195,018,509” in lieu thereof.

*    *    *

2. That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

3. That this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law.

1

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 3rd day of July, 2013.

By:	/s/ David R. Guyer
David R. Guyer
Chief Executive Officer

2